UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55275	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 42nd Street, 17th Floor
New York, New York 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Charles S. Ryan CEO Employment Agreement

On December 14, 2017, Neurotrope BioScience entered into an employment agreement (the “Employment Agreement”) with Charles S. Ryan, pursuant to which Dr. Ryan agreed to serve as Chief Executive Officer of the Company, commencing February 15, 2018. Dr. Ryan will receive an initial annual base salary of $425,000 with a target annual bonus equal to 50% of his base salary as then in effect. Dr. Ryan also has received or will receive pursuant to the Company’s 2017 Equity Incentive Plan (i) an initial equity grant of options to purchase 157,918 shares of Common Stock, half of which shall vest upon the date of grant and the remainder of which shall vest in equal daily installments over a four-year period, (ii) an additional equity grant of options to purchase the number of shares equal to 1% of the Company’s outstanding equity on the grant date, to be made on or as soon as practicable after the first anniversary of the effective date of the Employment Agreement, such grant to vest in equal daily installments over a three-year period and (iii) an additional equity grant of options to purchase the number of shares equal to 1% of the Company’s outstanding equity on the grant date, to be made on or as soon as practicable after the second anniversary of the effective date of the Employment Agreement, such grant to vest in equal daily installments over a two-year period.

If the Company terminates Dr. Ryan’s employment without cause (as defined in the Employment Agreement) or if Dr. Ryan terminates his employment with the Company for good reason (as defined in the Employment Agreement), Dr. Ryan is entitled to receive (i) a severance payment in an amount equal to twelve months of his salary as then in effect, (ii) a bonus payment based on his actual achievement of performance criteria for that year and (iii) continued coverage under the Company’s group health plan for a period of twelve months. In the event such termination without cause or for good reason occurs within the three months preceding or twelve months following a change of control (as defined in the Employment Agreement), then in addition to the benefits outlined above, Dr. Ryan’s initial option grant and additional option grants described in the previous paragraph shall vest in full.

The Employment Agreement contains certain customary provisions regarding confidentiality, work product assignment and non-competition and non-solicitation. Dr. Ryan’s term of employment under the Employment Agreement commences on February 15, 2018 and ends on February 14, 2022. The Company will also enter into its standard form of indemnification agreement with Dr. Ryan.

Susanne Wilke Separation Agreement

On December 14, 2017, Neurotrope, Inc. (the “Company”) and its operating subsidiary, Neurotrope BioScience, Inc. entered into a separation agreement (the “Separation Agreement”) with Susanne Wilke, Ph.D., pursuant to which Dr. Wilke resigned from her position as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) and its subsidiaries. Dr. Wilke’s resignation is effective as of December 14, 2017 (the “Effective Date”). Under the terms of the Separation Agreement, Dr. Wilke will receive severance in the amount of (i) $75,000, payable on the first payroll date following the Effective Date and (ii) $225,000, payable over the eleven month period following the Effective Date. In addition, each of Dr. Wilke’s outstanding options to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) will vest as of the Effective Date, and Dr. Wilke received a grant of options to purchase an additional 10,000 shares of Common Stock, which were fully vested immediately.

The Separation Agreement contains certain customary provisions regarding confidentiality and non-disparagement and provides for the release of certain claims between the parties.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

On December 18, 2017, the Company issued a press release announcing Dr. Ryan’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

As described under Item 1.01 above, pursuant to the Separation Agreement, on December 14, 2017, Susanne Wilke, Ph.D., resigned from her position as Chief Executive Officer of the Company and as a member of the Board and its subsidiaries.

In addition, on December 14, 2017 the Board appointed Dr. Ryan as a member of the Board effective immediately and as Chief Executive Officer of the Company commencing February 15, 2018.

Dr. Ryan is an experienced executive with an extensive background in pharmaceuticals and biotechnology. Since October 2016, he has served as President and Chief Executive Officer for the Orthobond Corporation, a private company focused on creating proprietary surface modifications for the medical device, biotechnology and pharmaceutical industries to enhance the function of a device or pharmaceutical. He was responsible for providing strategic leadership for the company and managing all internal and external corporate affairs. From March 2015 through May 2016, Dr. Ryan was Vice President and General Counsel at Cold Spring Harbor Laboratory, a preeminent non-profitinstitution focused in neuroscience, bioinformatics, cancer, genomics and plant biology. In this position, he provided guidance to the organization on business, legal and public policy issues. From 2004 until the acquisition by Actavis plc in 2014, Dr. Ryan was Senior Vice President & Chief Intellectual Property Counsel for Forest Laboratories, a specialty pharmaceutical company in New York. At Forest Laboratories, Dr. Ryan led hundreds of due diligence teams, managed all aspects of patent and trademark litigations, developed cross- functional teams to establish a global strategy for hundreds of products, built and managed the company’s IP team, and recruited, developed and trained executive leaders. Two of the company’s most significant drugs were Lexapro (for major depressive disorders) and Namenda (for moderate to severe Alzheimer’s Disease). He began his career in biotechnology with The Collaborative Group, Ltd., a bioscience company providing development, research and manufacturing services to the pharmaceutical and skin care industries, where he was the Vice President, General Counsel from 1998 to 2002. Dr. Ryan also has experience in private law practice, holding positions with Darby & Darby, P.C. and Scully, Scott, Murphy & Presser. He serves on the Board of Directors of Applied DNA Sciences, Inc. and BioRestorativeTherapies as well as a Director on the Board of Trustees for The College of Wooster. He previously held board seats with ABS Materials, Inc., Lab21, Inc., GlycoMiraTherapeutics, Inc., Forest Laboratory Holdings, Ltd., New York Biotechnology Association, Stony Brook University Medical Center Development Council (Chair), and Western New England University Board of Trustees. Dr. Ryan earned his B.A. in Chemistry from The College of Wooster in 1986, a Ph.D. in Oral Biology and Pathology from Stony Brook University in 1990 and his law degree from Western New England University in 1993.

Except for the Employment Agreement described in Item 1.01 above, there is no arrangement or understanding between Dr. Ryan and any other person pursuant to which Dr. Ryan was selected to serve as a director of the Company. The Company is not aware of any transactions in which Dr. Ryan has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)        On December 12, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”). As of October 23, 2017, the record date for the Annual Meeting, there were 7,895,859 shares of the Company’s common stock outstanding and entitled to vote. At the Annual Meeting, the holders of 4,697,327 shares of the Company’s common stock were present in person or represented by proxy, which represented 59.491% of the total shares entitled to vote at the Annual Meeting.

(b)        The following actions were taken in the Annual Meeting:

(1)	The following eight nominees were elected to serve on the Board until the Company’s 2018 annual meeting of stockholders or until their respective successors have been elected and qualified, or until their earlier resignation or removal:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non- Vote
Susanne Wilke, Ph.D.	2,202,946	54,269	2,440,112
Joshua N. Silverman	2,177,897	79,318	2,440,112
William S. Singer	1,745,838	511,377	2,440,112
James R. Gottlieb	2,147,371	109,844	2,440,112
Shana Kay Phares	2,117,463	139,752	2,440,112
Bruce T. Bernstein	1,999,559	257,656	2,440,112
Andrew D. Perlman	2,180,782	76,433	2,440,112
George Perry, Ph.D.	2,189,351	67,864	2,440,112

As described under Items 1.01 and 5.02 above, subsequent to the Annual Meeting, and pursuant to the Separation Agreement, on December 14, 2017, Susanne Wilke, Ph.D., resigned from her position as Chief Executive Officer of the Company and as a member of the Board and its subsidiaries. In addition, on December 14, 2017 the Board appointed Dr. Ryan as a member of the Board.

(2)	The Neurotrope, Inc. 2017 Equity Incentive Plan was approved, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
1,698,128	521,075	38,015	2,440,109

(3)	The selection of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
4,611,606	25,966	59,755	0

(4)	The compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved by an advisory vote, based on the following votes:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2,103,809	106,553	46,853	2,440,112

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Separation Agreement, dated December 14, 2017, between Neurotrope, Inc., Neurotrope Bioscience, Inc. and Susanne Wilke, Ph.D.

10.2	Employment Agreement, dated December 14, 2017, between Neurotrope, Inc. and Charles Ryan.

99.1	Press Release of Neurotrope, Inc., dated December 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: December 18, 2017	By: /s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer